Exhibit 99.1
News Release

Hi-Crush Inc. Reports First Quarter 2020 Results and Provides Additional Financial and Operational Updates

HOUSTON, June 25, 2020 - Hi-Crush Inc. (NYSE: HCR) ("Hi-Crush" or the "Company"), a fully-integrated provider of proppant logistics solutions, today reported first quarter 2020 results, along with additional financial and operational updates. Revenues during the first quarter of 2020 totaled $146.4 million compared to $125.5 million during the fourth quarter of 2019.

Net loss for the first quarter of 2020 was $146.9 million, including $145.7 million of non-cash asset impairments associated with the write-down of certain production and terminal facilities. This resulted in basic and diluted loss of $1.46 per share, compared to net loss of $21.4 million and basic and diluted loss of $0.21 per share, including $11.1 million of non-cash asset impairments, for the fourth quarter of 2019. Adjusted net loss for the first quarter of 2020 was $15.5 million or basic and diluted adjusted loss of $0.15 per share, excluding the non-cash asset impairments. Adjusted EBITDA for the first quarter of 2020 was $9.1 million, compared to $7.2 million for the fourth quarter of 2019.

First Quarter 2020 Results

Revenues during the first quarter of 2020 totaled $146.4 million, compared to $125.5 million in the fourth quarter of 2019. Revenues associated with logistics services were $60.7 million in the first quarter of 2020, compared to $47.8 million in the fourth quarter of 2019.

Revenues from sales of frac sand totaled $85.7 million in the first quarter of 2020, compared to $77.3 million in the fourth quarter of 2019. Total frac sand volumes sold were 2.5 million tons in the first quarter of 2020, compared to 2.1 million tons in the fourth quarter of 2019. Volumes sold directly to exploration & production companies ("E&Ps") during the first quarter of 2020 were 63% of the total, compared to 70% in the fourth quarter of 2019 and 63% in the first quarter of 2019. Contribution margin was $8.48 per ton in the first quarter of 2020, compared to $9.02 per ton in the fourth quarter of 2019.

General and administrative expenses totaled $12.3 million in the first quarter of 2020, excluding non-recurring expenses of $0.6 million associated with business development activities. General and administrative expenses totaled $11.6 million in the fourth quarter of 2019, excluding $0.1 million of business development activities.

Market and Operational Update

During the first quarter of 2020, the oil and natural gas industry, and Hi-Crush, faced a sharp and rapid decline, which was driven by a decrease in crude oil prices and overall oilfield activity, predominantly caused by decisions made by the Organization of Petroleum Exporting Countries and other oil producing nations, and impacts to the demand for crude oil associated with the emerging COVID-19 pandemic.

In response to the continued effects on the Company's business and operations caused by the COVID-19 pandemic and decrease in the price of crude oil during the first quarter of 2020, Hi-Crush has taken a number of steps to better align its cost structure with current and expected market demand. The Company has reduced its workforce by approximately 60% since mid-March 2020, lowered expected capital expenditures for full-year 2020 by nearly 40% since initial guidance, and idled three production and three terminal facilities during April 2020. The Company currently operates only its Wyeville facility in Wisconsin and one of its Kermit facilities in West Texas, both at reduced rates of utilization. Working production capacity for Hi-Crush is currently 5.7 million tons per year, out of total nameplate capacity of 17.3 million tons per year.

Hi-Crush also adjusted the deployment schedule for its first OnCore Processing mobile frac sand unit ("OnCore unit") due to the deterioration in market conditions experienced by the industry since late-March 2020. The first OnCore unit is deployed for field demonstrations for potential customers at Hi-Crush’s Kermit complex in West Texas. Hi-Crush has also delayed completing production of its second OnCore unit until current market conditions improve.

Capital Expenditures

Total capital expenditures for the first quarter of 2020 were $8.4 million, comprised of $7.9 million of growth capital expenditures and $0.5 million of maintenance capital expenditures. Growth capital expenditures for the first quarter of 2020 were primarily related to the development of the Company's OnCore units and enhancements to its NexStage silo sets.

Liquidity

As of June 22, 2020, the Company had cash of $34.6 million. The Company borrowed $25.0 million under its senior secured revolving credit facility (the "ABL Credit Facility") during March 2020, and repaid all borrowings under the ABL Credit Facility during the second quarter of 2020.

Effective June 22, 2020, with the submission of its May 31, 2020 borrowing base certificate under the ABL Credit Facility, the Company was in default under the ABL Credit Facility due to its failure to be in compliance with the springing fixed charge coverage ratio financial covenant under the ABL Credit Facility (the "Specified Default"), which is triggered when the Company’s borrowing base decreases below a level specified in the ABL Credit Facility. Due to the Specified Default, Hi-Crush is currently unable to borrow any amounts under the ABL Credit Facility.

On June 22, 2020, the Company and certain of its subsidiaries entered into a forbearance agreement and amendment to the ABL Credit Facility (the "Forbearance Agreement") with the lenders under the ABL Credit Facility (the "ABL Lenders"), pursuant to which the ABL Lenders have agreed to forbear from exercising default-related rights and remedies with respect to the Specified Default until July 5, 2020 (which date may be extended with the consent of the ABL Lenders), and have required that the Company make a deposit of $12 million in a cash collateral account as a condition of the Forbearance Agreement. The occurrence or continuation of another event of default under the ABL Credit Facility, a breach of any representation or warranty in the Forbearance Agreement or the failure to comply with any term or agreement in the Forbearance Agreement, will result in the early termination of the forbearance period.

The Company has engaged advisors and has been in negotiations with holders of its 9.50% senior unsecured notes due 2026 and the ABL Lenders on terms and conditions of a prearranged bankruptcy filing. Regardless of whether the terms and conditions of a prearranged filing can be agreed upon with the debt holders, the Company expects to file for protection from its creditors under the United States Bankruptcy Code.

About Hi-Crush Inc.

Hi-Crush Inc. is a fully-integrated provider of proppant and logistics services for hydraulic fracturing operations, offering frac sand production, advanced wellsite storage systems, flexible last mile services, and innovative software for real-time visibility and management across the entire supply chain. Our strategic suite of solutions provides operators and service companies in all major U.S. oil and gas basins with the ability to build safety, reliability and efficiency into every completion.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, free cash flow, contribution margin, adjusted net income and adjusted earnings per share are not financial measures presented in accordance with generally accepted accounting principles in the United States ("GAAP"), which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure.

We define EBITDA as net income, plus; (i) depreciation, depletion and amortization; (ii) interest expense, net of interest income; and (iii) income tax expense (benefit). We define Adjusted EBITDA as EBITDA, plus; (i) non-cash impairments of goodwill and other assets; (ii) change in estimated fair value of contingent consideration; (iii) earnings (loss) from equity method investments; (iv) gain on remeasurement of equity method investments; (v) loss on extinguishment of debt; and (vi) non-recurring business development costs and other items. EBITDA and Adjusted EBITDA are supplemental measures utilized by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

We define free cash flow as net cash provided by (used in) operating activities less maintenance and growth capital expenditures. Free cash flow is a supplemental measure utilized by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess our ability to generate cash from operations for mandatory obligations, including debt repayment, and discretionary investment opportunities.

We use contribution margin, which we define as total revenues less costs of goods sold excluding depreciation, depletion and amortization, to measure our financial and operating performance. Contribution margin excludes other operating expenses and income, including costs not directly associated with the operations of our business such as accounting, human resources, information technology, legal, sales and other administrative activities. We believe contribution margin is a meaningful measure because it provides an operating and financial measure of our ability to generate margin in excess of our operating cost base.

We define adjusted net income (loss) as net income (loss) adjusted for certain unusual and/or infrequent transactions, such as non-cash asset impairments, the tax impacts related to asset impairments and non-cash charge for deferred taxes related to the corporate conversion to a C-Corporation. We define adjusted earnings per common share as adjusted net income (loss) divided by the basic and diluted weighted average number of shares of common stock outstanding during the reporting period. Adjusted net income (loss) and adjusted earnings per common share are utilized by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the recurring historical financial performance of our assets.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "should," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "hope," "plan," "estimate," "anticipate," "could," "believe," "project," "budget," "potential," "likely," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush Inc.’s reports filed with the Securities and Exchange Commission (the "SEC"), including those described under Item 1A of Hi-Crush Inc.’s Form 10-K for the year ended December 31, 2019 and any subsequently filed Form 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: our ability to continue as a going concern; continued and future impacts of COVID-19 on our business, customers and other business counterparties; the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation, claims or assessments, including unasserted claims; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush Inc.’s forward-looking statements speak only as of the date made and Hi-Crush Inc. undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Caldwell Bailey, Manager, Investor Relations
Marc Silverberg, ICR
ir@hicrushinc.com
(713) 980-6270

Unaudited Condensed Consolidated Balance Sheets
(Amounts in thousands, except share amounts)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash	$59,976	$57,559
Accounts receivable, net	72,798	71,824
Inventories	29,105	39,974
Prepaid expenses and other current assets	7,465	9,818
Total current assets	169,344	179,175
Property, plant and equipment, net	665,678	810,906
Operating lease right-of-use assets	40,878	44,086
Intangible assets, net	37,055	38,141
Equity method investments	38,324	37,173
Other assets	1,803	1,656
Total assets	$953,082	$1,111,137
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$44,823	$40,592
Accrued and other current liabilities	33,753	42,818
Current portion of deferred revenues	7,074	10,598
Current portion of long-term debt	469,425	2,628
Current portion of operating lease liabilities	29,864	30,191
Total current liabilities	584,939	126,827
Deferred revenues	11,345	15,430
Long-term debt	3,494	445,339
Operating lease liabilities	72,959	79,924
Asset retirement obligations	11,097	10,964
Deferred tax liabilities	13,860	29,997
Other liabilities	1,443	1,532
Total liabilities	699,137	710,013
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; zero issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 100,908,234 and 100,711,015 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1,009	1,007
Additional paid-in-capital	805,139	804,218
Retained deficit	(550,323)	(403,401)
Accumulated other comprehensive loss	(1,880)	(700)
Total stockholders' equity	253,945	401,124
Total liabilities and stockholders' equity	$953,082	$1,111,137

Unaudited Condensed Consolidated Statements of Operations
(Amounts in thousands, except shares and per share amounts)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
Revenues	$146,413	$159,910	$125,487
Cost of goods sold (excluding depreciation, depletion and amortization)	125,015	130,522	106,492
Depreciation, depletion and amortization	11,740	11,272	11,662
Gross profit	9,658	18,116	7,333
Operating costs and expenses:
General and administrative expenses	12,921	12,613	11,741
Depreciation and amortization	1,393	1,676	1,609
Accretion of asset retirement obligations	133	129	128
Asset impairments	145,718	—	11,110
Change in estimated fair value of contingent consideration	(400)	—	(2,174)
Other operating expenses, net	2,342	431	235
Income (loss) from operations	(152,449)	3,267	(15,316)
Other income (expense):
Earnings from equity method investments	1,151	1,116	1,733
Interest expense	(11,761)	(10,590)	(11,588)
Loss before income tax	(163,059)	(6,207)	(25,171)
Income tax benefit:
Current tax benefit	—	—	(289)
Deferred tax benefit	(16,137)	—	(3,511)
Income tax benefit	(16,137)	—	(3,800)
Net loss	$(146,922)	$(6,207)	$(21,371)
Loss per common share:
Basic	$(1.46)	$(0.06)	$(0.21)
Diluted	$(1.46)	$(0.06)	$(0.21)
Weighted average common stock outstanding:
Basic	100,835,200	101,017,441	100,862,060
Diluted	100,835,200	101,017,441	100,862,060

Unaudited Adjusted Net Income and Adjusted Earnings Per Common Share
(Amounts in thousands, except shares and per share amounts)

	Three Months Ended
	March 31, 2020	December 31, 2019
Net loss	$(146,922)	$(21,371)
Adjustments to reconcile to adjusted net loss:
Asset impairments	145,718	11,110
Income tax benefit related to asset impairments	(14,280)	(2,462)
Adjusted net loss	$(15,484)	$(12,723)

Basic weighted average common shares outstanding	100,835,200	100,862,060
Potentially dilutive common shares	—	—
Diluted weighted average common shares outstanding	100,835,200	100,862,060

Adjusted loss per share - basic	$(0.15)	$(0.13)
Adjusted loss per share - diluted	$(0.15)	$(0.13)

Unaudited EBITDA and Adjusted EBITDA
(Amounts in thousands)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
Reconciliation of Adjusted EBITDA to net loss:
Net loss	$(146,922)	$(6,207)	$(21,371)
Depreciation, depletion and amortization expense	13,133	12,948	13,271
Interest expense	11,761	10,590	11,588
Income tax benefit	(16,137)	—	(3,800)
EBITDA	(138,165)	17,331	(312)
Asset impairments	145,718	—	11,110
Change in estimated fair value of contingent consideration	(400)	—	(2,174)
Earnings from equity method investments	(1,151)	(1,116)	(1,733)
Non-recurring business development costs and other items (1)	3,058	1,359	314
Adjusted EBITDA	$9,060	$17,574	$7,205

(1)
During the three months ended March 31, 2020 and December 31, 2019, non-recurring business development costs and other items are primarily associated with business development and legal costs and separation costs associated with workforce reductions. During the three months ended March 31, 2019, non-recurring business development costs and other items are primarily associated with the Conversion, business development costs and separation costs associated with workforce reductions.

Unaudited Condensed Consolidated Cash Flow Information
(Amounts in thousands)

	Three Months Ended
	March 31,
	2020	2019
Operating activities	$(11,949)	$(8,607)
Investing activities	(8,141)	(43,478)
Financing activities	22,578	(1,780)
Effects of exchange rate on cash	(71)	13
Net change in cash	$2,417	$(53,852)

Unaudited Free Cash Flow
(Amounts in thousands)

The following table presents a reconciliation of free cash flow to the most directly comparable GAAP financial measure, as applicable, for each of the periods indicated:

	Three Months Ended
	March 31, 2020	December 31, 2019
Net cash (used in) provided by operating activities	$(11,949)	$17,780
Less: Maintenance capital expenditures	(496)	(1,890)
Less: Growth capital expenditures	(7,917)	(3,476)
Free cash flow	$(20,362)	$12,414

Unaudited Contribution Margin and Per Ton Operating Activity
(Amounts in thousands, except tons and per ton amounts)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
Revenues	$146,413	$159,910	$125,487
Cost of goods sold (excluding depreciation, depletion and amortization)	125,015	130,522	106,492
Depreciation, depletion and amortization	11,740	11,272	11,662
Gross profit	9,658	18,116	7,333
Add back depreciation, depletion and amortization	11,740	11,272	11,662
Contribution margin	$21,398	$29,388	$18,995
Sand sold	2,524,232	2,411,262	2,106,622
Contribution margin per ton sold	$8.48	$12.19	$9.02